Exhibit 10.1.b
PARTIAL ASSIGNMENT AGREEMENT
     This PARTIAL ASSIGNMENT AGREEMENT, dated as of March 19, 2007, is made by and between CRZ PHOENIX I LLC, a Delaware limited liability company (“Assignor”), and CRZ HOUSTON I LP, a Delaware limited partnership (“Assignee”).
RECITALS:
     WHEREAS, Assignor, as buyer, and BREOF BNK Fannin LP, a Delaware limited partnership (“Fannin Seller”), and BREOF BNK Phoenix LLC, a Delaware limited liability company (“Phoenix Seller”, and together with Fannin Seller, collectively, the “Seller”), collectively as seller, have entered into a certain Agreement of Purchase and Sale, dated as of February 16, 2007 (the “Purchase and Sale Agreement”), with respect to the purchase and sale of, among other things, all of Seller’s leasehold and fee interests in that certain real property located at 1111 Fannin Street, Houston, Texas, (“Fannin Property”), and 201 North Central Avenue, Phoenix, Arizona and 201 North 1st Street, Phoenix, Arizona (collectively, “Phoenix Property”);
     WHEREAS, Assignor desires to partially assign the Purchase and Sale Agreement to Assignee, with respect to only portions of the “Property” (as defined in the Purchase and Sale Agreement) that relate to the Fannin Property; and
     WHEREAS, Assignee desires to assume all of the obligations of Assignor under the Purchase and Sale Agreement with respect only to those portions of the Property that relate to the Fannin Property, including but not limited to, payment of the Sixty Seven Million Three Hundred Eight Thousand Dollars ($67,308,000) portion of the Purchase Price which has been allocated to the Fannin Property;
     NOW, THEREFORE, for good and valuable consideration, the receipt of which are hereby acknowledged, Assignor and Assignee agree as follows:
     1. Assignment. Assignor hereby assigns to Assignee, all of Assignor’s right, title and interest under the Purchase and Sale Agreement with respect only to those portions of the Property that relate to the Fannin Property. Assignor hereby acknowledges and agrees that Assignor shall remain liable and responsible for all obligations and liabilities under the Purchase and Sale Agreement that are not so assigned hereby.
     2. Assumption. Assignee hereby accepts the foregoing assignment and assumes and agrees to perform all of Assignor’s obligations and liabilities under the Purchase and Sale Agreement that relate to the Fannin Property.
     3. Liability. Notwithstanding anything to the contrary contained herein, Assignor and Assignee hereby acknowledge and agree that each of Assignor and Assignee shall remain jointly and severally responsible and liable with one another for the other party’s obligations and liabilities under the Purchase and Sale Agreement and all other documents entered into by Assignor and Assignee in connection with the consummation of the transaction contemplated by the Agreement, whether occurring before, as of or after Closing.

     4. Counterparts; Miscellaneous. This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. All defined terms used, but not defined, herein shall have the meaning ascribed to them in the Purchase and Sale Agreement.
     5. Notices. Assignor and Assignee hereby acknowledge and agree that (i) any notice or other communication delivered by either or both of the parties comprising Seller to Assignor or Assignee shall be deemed delivery of such notice or other communication to both Assignor and Assignee, and (ii) any notice or other communication received by either or both of the parties comprising Seller from Assignor or Assignee shall be deemed to be a notice from both Assignor and Assignee and shall be binding on both Assignor and Assignee.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Partial Assignment Agreement as of the day and year first written above.

ASSIGNOR

CRZ PHOENIX I LLC, a Delaware limited liability company

By:	/s/ Clifford Lai

Name: Clifford Lai
Title: Authorized Signatory

ASSIGNEE

CRZ HOUSTON I LP, a Delaware limited partnership

By:	/s/ Clifford Lai

Name: Clifford Lai
Title: Authorized Signatory
[SIGNATURE PAGE CONTINUES]

     The undersigned, Seller, hereby joins in the execution of this Partial Assignment Agreement for the sole purpose of consenting and agreeing to the assignment contemplated therein on the terms set forth therein:

SELLER

BREOF BNK FANNIN LP, a Delaware limited partnership

By:	BREOF BNK Fannin GP LLC, a Delaware limited liability company, its general partner

	By:	BREOF BNK LLC, a Delaware limited liability company, its sole member

By:	/s/ Steven H. Ganeless
Steven H. Ganeless
President

BREOF BNK PHOENIX LLC, a Delaware limited liability company

By:	BREOF BNK LLC, a Delaware limited liability company, its sole member

By:	/s/ Steven H. Ganeless
Steven H. Ganeless
President

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